UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2020

ARCTURUS THERAPEUTICS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38942	32-0595345
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10628 Science Center Drive, Suite 250

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 900-2660

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARCT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 10, 2020, Arcturus Therapeutics Holdings Inc. (the “Company”) held a special meeting of stockholders (the “Meeting”). The total number of shares entitled to vote at the Meeting was 24,473,002 and there were present at the Meeting, in person or by proxy, 21,118,690 shares, which constituted a quorum for the Meeting.

At the Meeting, the stockholders voted to amend the Company’s Certificate of Incorporation to increase the number of shares of common stock the Company is authorized to issue from 30,000,000 shares to 60,000,000 shares. The final results of the stockholder votes at the Meeting are set forth below:

For	Against	Abstain
19,555,045	1,537,217	26,428

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
104	Cover Page to this Current Report on Form 8-K in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcturus Therapeutics Holdings Inc.
Date: November 12, 2020

	By:	/s/ Joseph E. Payne
	Name:	Joseph E. Payne
	Title:	Chief Executive Officer